Exhibit 10.6

CONFIDENTIAL

THIRD AMENDMENT TO
CONTRACT ALFALFA PRODUCTION SERVICES AGREEMENT

This Third Amendment to Contract Alfalfa Production Services Agreement (this "Amendment") is made this 21st day of December, 2017, by and between Pioneer Hi-Bred International, Inc., an Iowa corporation ("Pioneer"), and S&W Seed Company, a Nevada corporation ("Contractor"). Pioneer and Contractor are collectively referred to herein as the "Parties" and each individually as a "Party".

WHEREAS, the Parties entered into that certain Contract Alfalfa Production Services Agreement dated December 31, 2014 (as thereafter amended from time to time, the "Agreement").

WHEREAS, the Parties now wish to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. As used in this Amendment, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

2. Section 15(A) of the Agreement shall be amended by deleting the text therein in its entirety and inserting the following in lieu thereof:

This Agreement shall be effective as of the date first written above and, unless terminated as set forth below in Section 15(B) or Section 15(C), shall continue until the earlier of (i) the date on which the parties shall execute and close under the Second APSA (as such term is defined in the APSA) or (ii) February 28, 2018; provided, however, that upon the prior written consent of Contractor and Pioneer, this Agreement may continue until March 31, 2018. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that from December 31, 2017 through the expiration or earlier termination of this Agreement: (i) Contractor shall only conduct activities to complete the Production Services (exclusive of any Field Services) with respect to the 2017 Contracted Amounts; provided, that if Contractor and Pioneer agree in writing that this Agreement may continue until March 31, 2018, Contractor may, to the extent necessary, continue to complete seed treatment, coating and packaging of the 2017 Contracted Amounts (and no other Production Services without the written consent of Pioneer) through such date; (ii) Contractor shall not further engage in any future production with respect to any Alfalfa Varieties; (iii) Contractor shall not enter into any new, or amend, modify or terminate any existing Grower Contract or New Grower Contract without the prior written instruction or consent of Pioneer (including the instruction provided to Contractor pursuant to the letter from Pioneer dated November 13, 2017); (iv) except as expressly set forth in Section 9, no compensation shall be due and payable by Pioneer with respect to the performance by Contractor of the services under the Agreement during the period commencing January 1, 2018 and ending on the expiration or earlier termination of this Agreement; and (v) except as expressly set forth in Section 15(D), Contractor shall, in all events, remain liable for, and shall satisfy, pay and discharge, all amounts due and payable to any grower under any Grower Contract or New Grower Contract, in each case, pursuant to the terms of such agreements.

3. This Amendment shall be effective as of the date first written above.

4. In case of any inconsistencies between the terms and conditions contained in this Amendment and the terms and conditions contained in the Agreement, the terms and conditions of this Amendment shall control.

5. Except as set forth in this Amendment, (a) all provisions of the Agreement shall remain unmodified and in full force and effect and (b) nothing contained in this Amendment shall amend, modify or otherwise affect the Agreement or any Party's rights or obligations contained therein.

6. This Amendment shall be governed by the substantive laws of the State of Iowa, without regard to its conflicts of laws principles. Any controversy or claim arising out of or relating to this Amendment shall be handled in accordance with Section 16 of the Agreement.

7. This Amendment (along with the Agreement and the other Transaction Documents (as such term is defined in the APSA)) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

8. All of the terms and provisions of this Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns .

9. This Amendment may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above written.

PIONEER HI-BRED INTERNATIONAL, INC. S&W SEED COMPANY	S&W SEED COMPANY
By: /s/ Curt Clausen Name: Curt Clausen Title: Director, Global Forage	By: /s/ Matthew Szot Name: Matthew Szot Title: EVP and CFO

[Signature Page to Third Amendment to Contract Alfalfa Production Services Agreement]